UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Public Offering

On May 26, 2026, Editas Medicine, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. and Wells Fargo Securities, LLC as representatives of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 55,555,556 shares (the “Underwritten Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and accompanying common stock warrants (the “Common Stock Warrants”) to purchase up to 55,555,556 shares of Common Stock (or pre-funded warrants to purchase shares of Common Stock in lieu thereof (the “Pre-Funded Warrants”)). All of the Underwritten Shares and the Common Stock Warrants are being sold by the Company. Each Underwritten Share is being offered and sold together with an accompanying Common Stock Warrant at a combined public offering price of $2.25. The Underwriters have agreed to purchase each Underwritten Share and accompanying Common Stock Warrant from the Company pursuant to the Underwriting Agreement at a combined price of $2.1150.

The Company estimates that the net proceeds from the offering will be approximately $117.0 million, after deducting underwriting discounts and commissions and estimated offering expenses, and excluding any proceeds that may be received from the exercise of the Common Stock Warrants. If all of the Common Stock Warrants sold in the offering were to be exercised in cash for shares of Common Stock, the Company would receive additional proceeds of approximately $192.5 million.

The Underwritten Shares and the Common Stock Warrants will be issued pursuant to a shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024 (File No. 333-277471), as amended by Post-Effective Amendment No. 1 to Form S-3 Registration Statement and Post-Effective Amendment No. 2 to Form S-3 Registration Statement, both filed with the SEC on March 5, 2025 and declared effective on March 21, 2025. A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on or about May 27, 2026, subject to the satisfaction of customary closing conditions.

Each Common Stock Warrant will have an exercise price of $3.50 per share (or $3.4999 if the Common Stock Warrant is being exercised for Pre-Funded Warrants). The exercise price of the Common Stock Warrants may only be paid in cash, subject to a limited exception as set forth in the Common Stock Warrant. The Common Stock Warrants will be immediately exercisable and will be exercisable from the date of issuance and will expire on the earlier of (i) the date that is 30 days following the first public announcement by the Company of Phase 1 clinical data for the Company’s product candidate, EDIT-401, that discloses at least three patients in the trial that each demonstrated greater than 80% reduction in LDL-cholesterol as compared to baseline with at least one (1) month of follow-up and (ii) the date that is three years after the date of issuance. Under the terms of the Common Stock Warrants, the Company may not effect the exercise of any Common Stock Warrant, and a holder will not be entitled to exercise any portion of any Common Stock Warrant, that, upon giving effect to such exercise, would cause (1) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (2) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Stock Warrant. However, any holder of a Common Stock Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to the Company. To the extent that specified limitations described herein restrict the exercise of the Common Stock Warrants, a holder may choose, in lieu of receiving Common Stock upon exercise of such warrants, to receive a Pre-Funded Warrant to purchase an identical number of shares of Common Stock it would have received upon the exercise of its Common Stock Warrants; except that the applicable exercise price shall instead be the exercise price less $0.0001 per share, and the resulting issued Pre-Funded Warrant shall have an exercise price of $0.0001 per share.

Any Pre-Funded Warrant issued upon the exercise of Common Stock Warrants will have an exercise price of $0.0001 per share, and will be immediately exercisable for one share of common stock. Each Pre-Funded Warrant will be exercisable at any time after their original issuance and will expire on the date the warrant is exercised in full. Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any portion of such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any such Pre-Funded Warrant, that, upon giving effect to such exercise, would cause (1) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise; or (2) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as elected by the holder, of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. However, any holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% provided that such increase will not be effective until the 61st day after notice from the holder is delivered to the Company.

Upon the consummation of a fundamental transaction (as described in the Common Stock Warrants and any Pre-Funded Warrants, and generally including any merger or consolidation with or into another person in which the Company is not the surviving entity, the sale of all or substantially all of the Company’s assets, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of more than 50% of the voting power of the outstanding Common Stock, or any reclassification or compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property), the holders of the Common Stock Warrants and any Pre-Funded Warrants will have the right to receive, upon exercise of the Common Stock Warrants or Pre-Funded Warrants, as applicable, the same amount and kind of securities, cash or property that such holders would have been entitled to receive had they exercised such Common Stock Warrants or Pre-Funded Warrants, as applicable immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Common Stock Warrants or Pre-Funded Warrants, as applicable.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Underwriting Agreement, the Common Stock Warrants and the Pre-Funded Warrants are qualified in their entirety by reference to the Underwriting Agreement and the Form of Common Stock Warrant (including the form of Pre-Funded Warrant attached as an exhibit thereto), which are filed hereto as Exhibit 1.1 and Exhibit 4.1, respectively, and incorporated by reference herein.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Underwritten Shares, the Common Stock Warrants, the Pre-Funded Warrants and the shares of Common Stock underlying the Common Stock Warrants and the Pre-Funded Warrants issuable upon exercise thereof is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on May 26, 2026 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cash Runway

Based upon the Company’s current plans and forecasted expenses, the Company estimates that the net proceeds from the underwritten offering, together with the Company’s cash and cash equivalents as of March 31, 2026, will enable the Company to fund its operations into the second half of 2028. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this Current Report on Form 8-K include statements regarding the Company’s expectations regarding its cash runway, the anticipated closing of the offering and the expected net proceeds of the offering. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks associated with uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering; and uncertainties with respect to the availability of resources and financing sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K, which is on file with the SEC, as updated by the Company’s subsequent filings with the SEC, and in other filings that the Company may make with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 26, 2026, by and among the Company, Cantor Fitzgerald & Co. and Wells Fargo Securities, LLC
4.1	Form of Common Stock Warrant (including the form of Pre-Funded Warrant attached as an exhibit thereto)
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
99.1	Press Release dated May 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: May 26, 2026	By:	/s/ Amy Parison
Amy Parison
Chief Financial Officer